Exhibit 3(b)

BY-LAWS

OF

PEOPLES ENERGY CORPORATION

AMENDED NOVEMBER 3, 1999

PEOPLES ENERGY CORPORATION

BY-LAWS

ARTICLE I	-	Offices

ARTICLE II	-	Meetings of Shareholders

ARTICLE III	-	Directors and Committees

ARTICLE IV	-	Officers

ARTICLE V	-	Indemnification of Directors,
Officers, Employees and Agents

ARTICLE VI	-	Certificates of Stock and Their
Transfer

ARTICLE VII	-	Miscellaneous (Contracts)

ARTICLE VIII	-	Amendment or Repeal of By-Laws

PEOPLES ENERGY CORPORATION

INDEX
PAGE
A

Amendment of By-Laws	18
Appointment of Officers	10
Assistant Controller, Duties of	13
Assistant General Counsel, Duties of	13
Assistant Secretary, Duties of	13
Assistant Treasurer, Duties of	13
Assistant Vice President, Duties of	12

B

Board of Directors	5

C

Certificates of Stock and Their Transfer	15
Chairman of the Board, Duties of	11
Chairman of the Executive Committee	8
Committees
Executive	8
Other	9
Controller, Duties of	13
Contracts, Execution of	17

D

Directors and Committees	5

E

Election of Directors	5
Election of Officers	10
Executive Committee	8

F

Fees and Compensation	9

PEOPLES ENERGY CORPORATION

PAGE
G

General Counsel, Duties of	13

I

Indemnification of Directors, Officers, Employees
and Agents	14

M

Meetings
Directors	7
Action Without Meeting	9
Shareholders	1

N

Notice of Meetings
Directors	7
Shareholders	2

O

Officers
Appointed	10
Elected	10
Offices, Two or More Held By One Person	10

P

President, Duties of	11
Presiding Officer
Board Meetings	8
Shareholders Meetings	5
Proxies	4

PEOPLES ENERGY CORPORATION

PAGE
Q

Quorum
Board	7
Shareholders	4

S

Secretary, Duties of	12
Signatures to Checks, Drafts, etc.	17
Stock, Certificates of and their Transfer	15

T

Treasurer, Duties	12

V

Vice President, Duties of	12
Voting
Shareholders	4
Stock Owned by Company	18

BY-LAWS

OF

PEOPLES ENERGY CORPORATION

ARTICLE I

Offices

          SECTION 1.1. Principal Office. The principal office of the Company shall be in the City of Chicago, County of Cook and State of Illinois.

          SECTION 1.2. Other Offices. The Company may also have offices at such other places both within and without the State of Illinois as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II

Meetings of Shareholders

          SECTION 2.1. Annual Meeting. The annual meeting of the shareholders shall be held on the fourth Friday of the month of February in each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding business day, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day herein designated for the annual

          SECTION 2.2. Special Meetings. Except as otherwise prescribed by statute, special meetings of the shareholders for any purpose or purposes, may be called by the Chairman of the Board, the Vice Chairman of the Executive Committee, the Executive Committee or the President. Such request shall state the purpose or purposes of the proposed meeting.

          SECTION 2.3. Place of Meetings. Each meeting of the shareholders for the election of the directors shall be held at the principal office of the Company in the City of Chicago, Illinois, unless the Board of Directors shall by resolution designate another place as the place of such meeting. Meetings of shareholders for any other purpose may be held at such place, and at such time as shall be determined by the Chairman of the Board, or th

          SECTION 2.4. Notice of Meetings. Written or printed notice stating the place, date and hour of each annual or special meeting of the shareholders, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, except as otherwise provided in this section or by statute. Notice of any meeting of the shareholders may be w

          SECTION 2.5. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the shareholders of the Company for the transaction of business, except as otherwise provided by statute or these by-laws. If a quorum shall not be present or represented at any meeting of the shareholders, t

          SECTION 2.6. Proxies. At every meeting of the shareholders, each shareholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to such meeting, unless such proxy provides for a longer period, and shall be filed with the Secretary of the Company before, or at the ti

          SECTION 2.7. Voting. At each meeting of the shareholders, each shareholder shall be entitled to one vote for each share of stock entitled to vote thereat which is registered in the name of such shareholder on the books of the Company. At all elections of directors of the Company, the holders of shares of stock of the Company shall be entitled to cumulative voting. When a quorum is present at any meeting of the shareholders, the vote o

          SECTION 2.8. Presiding Officer. The presiding officer of any meeting of the shareholders shall be the Chairman of the Board or, in the case of the absence of the Chairman of the Board, the President.

ARTICLE III

Directors and Committees

          SECTION 3.1. Number and Election. The business and affairs of the Company shall be managed and controlled by a Board of Directors, ten (10) in number, none of whom need to be a shareholder, which number may be altered from time to time by amendment of these by-laws, but shall never be less than three (3). Except as provided in the Articles of Incorporation, the directors shall be elected by the shareholders entitled to vote at the annu

          SECTION 3.2. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately, or as soon as practicable, after the annual meeting of the shareholders in each year for the purpose of electing officers and for the transaction of such other business as may be deemed necessary, and regular meetings of the Board shall be held at such date and time and at such place as the Board of Directors may from time to time deter

          SECTION 3.3. Special Meetings. Special meetings of the Board may be called at any time by the Chairman of the Board, the President, or by any two directors, by causing the Secretary to send by personal delivery, mail, overnight courier, telegram or facsimile, to each director, not less than three days before the time of such meeting, a written notice stating the time and place of such meeting. Notice of any meeting of the Board may be

          SECTION 3.4. Quorum. At each meeting of the Board of Directors, the presence of not less than a majority of the total number of directors specified in Section 3.1 hereof shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically pro

          SECTION 3.5. Presiding Officer. The presiding officer of any meeting of the Board of Directors shall be the Chairman of the Board. In the case of the absence of the Chairman of the Board, for reasons other than provided in Section 4.3, the President shall act in his place and stead. In the case of the temporary absence of both the Chairman of the Board and the President, the Vice Chairman of the Executive Committee or, in his absence,

          SECTION 3.6. Executive Committee. The Executive Committee of the Board of Directors shall consist of the Chairman of the Board who shall be the Chairman of the Executive Committee, and each of the nonmanagement directors. The Chairman of the Board shall select a Vice Chairman of the Executive Committee subject to the approval of the Board of Directors of the Company. The Executive Committee shall, in the recess of the Board, have all

          SECTION 3.7. Other Committees. The Board may appoint other committees, standing or special, from time to time from among its own members or otherwise, and may confer such powers on such committees as the Board may determine and may revoke such powers and terminate the existence of such committees at its pleasure.

          SECTION 3.8. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of the proceedings of the Board or such committee.

          SECTION 3.9. Fees and Compensation of Directors. Directors shall not receive any stated salary for their services as such; but, by resolution of the Board of Directors, reasonable fees, with or without expenses of attendance, may be allowed. Members of the Board shall be allowed their reasonable traveling expenses when actually engaged in the business of the Company, to be audited and allowed as in other cases of demands against the Co

ARTICLE IV

Officers

          SECTION 4.1. Election of Officers. There shall be elected by the Board of Directors in each year the following officers: a Chairman of the Board; a President; such number of Senior Vice Presidents, such number of Executive Vice Presidents, such number of Vice Presidents and such number of Assistant Vice Presidents as the Board at the time may decide upon; a Secretary; such number of Assistant Secretaries as the Board at the time may de

          SECTION 4.2. Appointment of Officers. The Board of Directors, the Executive Committee, the Chairman of the Board, or the President may from time to time appoint such other officers as may be deemed necessary, including one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and one or more Assistant General Counsel, and suc of the Company as may be deemed proper. Such officers, agents and employees shall have such authority, perform such duties and receive such compensation as the Board of Directors, the Executive Committee or, in the case of appointments made by the Chairman of the Board or the President, as the Chairman of the Board or the President, may from time to time prescribe and determine. The Board of Directors or the Executive Committee may from time to time authorize any officer to appoint and remove agents and

          SECTION 4.3. Duties of Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Company and shall have control and direction of the management and affairs of the Company and may execute all contracts, deeds, assignments, certificates, bonds or other obligations for and on behalf of the Company, and sign certificates of stock and records of certificates required by law to be signed by the Chairman of t

          SECTION 4.4. Duties of President. Subject to the Control and direction of the Chairman of the Board, and to the control of the Board, the President shall have general management of all the business of the Company, and he shall have such other powers and perform such other duties as may be prescribed for him by the Board or be delegated to him by the Chairman of the Board. He shall possess the same power as the Chairman of the Board to

          SECTION 4.5. Duties of Vice President. Each of the Senior Vice Presidents, Executive Vice Presidents, Vice Presidents and Assistant Vice Presidents shall have such powers and duties as may be prescribed for him by the Board, or be delegated to him by the Chairman of the Board or by the President. Each of such officers shall possess the same power as the President to sign all certificates, contracts and other instruments of the Company.

          SECTION 4.6. Duties of Secretary. The Secretary shall have the custody and care of the corporate seal, records and minute books of the Company. He shall attend the meetings of the Board, of the Executive Committee, and of the shareholders, and duly record and keep the minutes of the proceedings, and file and take charge of all papers and documents belonging to the general files of the Company, and shall have such other powers and dutie

          SECTION 4.7. Duties of Treasurer. The Treasurer shall have charge of, and be responsible for, the collection, receipt, custody and disbursement of the funds of the Company, and shall deposit its funds in the name of the Company in such banks, trust companies or safety deposit vaults as the Board may direct. He shall have the custody of the stock record books and such other books and papers as in the practical business operations of the

          SECTION 4.8. Duties of Controller. The Controller shall have control over all accounting records pertaining to moneys, properties, materials and supplies of the Company. He shall have Charge of the bookkeeping and accounting records and functions, the related accounting information systems and reports and executive supervision of the system of internal accounting controls, and such other powers and duties as are commonly incident to th

          SECTION 4.9. Duties of General Counsel. The General Counsel shall have full responsibility for all legal advice, counsel and services for the Company and its subsidiaries including employment and retaining of attorneys and law firms as shall in his discretion be necessary or desirable and shall have such other powers and shall perform such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board o

          SECTION 4.10. Duties of Assistant Secretary, Assistant Treasurer, Assistant Controller and Assistant General Counsel. The Assistant Secretary, Assistant Treasurer, Assistant Controller and Assistant General Counsel shall assist the Secretary, Treasurer, Controller, and General Counsel, respectively, in the performance of the duties assigned to each and shall for such purpose have the same powers as his principal. He shall also have suc

ARTICLE V

Indemnification of Directors, Officers, Employees and Agents

          SECTION 5.1. Indemnification of Directors, Officers and Employees. The Company shall indemnify, to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or

          SECTION 5.2. Advancement of Expenses to Directors, Officers and Employees. Expenses incurred by such a director, officer or employee in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended

          SECTION 5.3. Indemnification and Advancement of Expenses to Agents. The board of directors may, by resolution, extend the provisions of this Article V regarding indemnification and the advancement of expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact he or she is or was an agent of the Company or is or was serving at th

          SECTION 5.4. Rights Not Exclusive. The rights provided by or granted under this Article V are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

          SECTION 5.5. Continuing Rights. The indemnification and advancement of expenses provided by or granted under this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

ARTICLE VI

Certificates of Stock and Their Transfer

          SECTION 6.1. Certificates of Stock. The certificates of stock of the Company shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the Company as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice President and also by the Treasurer or an Assistant Treasurer or the Secr

          SECTION 6.2. Transfer of Stock. Upon surrender to the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, it shall be the duty of the Company, subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of

          SECTION 6.3. Shareholders of Record. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part or any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.

          SECTION 6.4. Lost, Destroyed or Stolen Certificates. The Board of Directors, in individual cases or by general resolution, may direct a new certificate or certificates to be issued by the Company as a replacement for a certificate or certificates for a like number of shares alleged to have been lost, destroyed or stolen, upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lo en authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or stolen certificate or certificates, or his legal representative, to give the Company a bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate or certificates alleged to have been lost, destroyed or stolen.

ARTICLE VII

Miscellaneous

          SECTION 7.1. Contracts and Other Instruments. All contracts or obligations of the Company shall be in writing and shall be signed either by the Chairman of the Board, the President, or any Vice President and, unless the Board shall otherwise determine and direct, the seal of the Company shall be attached thereto, duly attested by the Secretary or an Assistant Secretary, except contracts entered into in the ordinary course of business wh

          SECTION 7.2. Voting Stock Owned by Company. Any or all shares owned by the Company in any other corporation, and any or all voting trust certificates owned by the Company calling for or representing shares of stock of any other corporation, may be voted by the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer, either in person or by written proxy given to any person in the name of the Company at an

ARTICLE VIII

Amendment or Repeal of By-Laws

          These by-laws may be added to, amended or repealed at any regular or special meeting of the Board by a vote of a majority of the membership of the Board.